Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-209033) pertaining to the 2015 Long-Term Incentive Plan of Hercules Offshore, Inc. of our report dated March 30, 2016 (except for Note 1, as to which the date is April 7, 2016), with respect to the consolidated financial statements and schedule of Hercules Offshore, Inc. included in this Form 10-K/A.

/s/ Ernst & Young LLP

Houston, Texas
April 7, 2016